SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C.  20549

                   ..................................

                                FORM 8-K

                             CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


                             July 24, 2007
            Date of report (Date of earliest event reported)

                   ..................................


                         EXCEL TECHNOLOGY, INC.
           (Exact Name of Registrant as Specified in Charter)


       Delaware                   0-19306               11-2780242
(State or Other Juris-       (Commission File No.)    (IRS Employer
diction of Incorporation)                           Identification No.)


                41 Research Way, East Setauket, NY 11733
      (Address of principal executive offices, including zip code)

                             (631) 784-6175
          (Registrant's telephone number, including area code)

                   ..................................

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 2.02   RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On July 24, 2007 the Registrant announced results for its second quarter ended June 29, 2007. A copy of the press release is attached as an exhibit.

Use of Non-GAAP Financial Information

     To supplement Excel's consolidated financial statements presented in accordance with GAAP, Excel uses non-GAAP measures of certain components of financial performance, including net income and earnings per diluted share, which are adjusted from results based on GAAP to exclude stock-based compensation. The presentation of non-GAAP financial results is not meant to be considered in isolation or as a substitute for, or superior to, GAAP results. Investors should be aware that non-GAAP measures have inherent material limitations as an analytical tool and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. These non-GAAP financial measures may also be different from non-GAAP financial measures used by other companies. These non-GAAP adjustments are provided to enhance the user's overall understanding of Excel's current financial performance and its prospects for the future. Specifically, Excel believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses and charges that Excel believes are not indicative of its operational performance.

ITEM 9.01.  Financial Statements and Exhibits.

       (d)  Exhibits

            99.1  Press Release of Excel Technology, Inc., issued
                  July 24, 2007.

                              Signatures
                              ..........

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 24, 2007

                           EXCEL TECHNOLOGY, INC.

                           By:  /s/ Antoine Dominic
                                .......................................
                                Antoine Dominic
                                President, Chief Executive Officer and
                                  Director
                                (Principal Executive Officer)

FOR IMMEDIATE RELEASE                   Contact:  Alice Varisano, CFO
                                                          or
                                        Investor Relations, 631-784-6175

            EXCEL TECHNOLOGY ANNOUNCES RESULTS FOR Q2 2007

                           QUARTERLY RESULTS

     Sales:                   $40.5 million for 2007 vs. $39.5 million
                              for 2006 (2.5% increase)
     Pretax Income:           $6.5 million for 2007 vs. $5.9 million for
                              2006 (10.0% increase)
     Non-GAAP Pretax Income:  $7.4 million for 2007 vs. $6.0 million for 2006 (23.7% increase)
     Net Income:              $4.5 million for 2007 vs. $4.0 million for
                              2006 (13.1% increase)
     Non-GAAP Net Income:     $5.1 million for 2007 vs. $4.0 million for
                              2006 (27.1% increase)
     EPS:                     $0.37 for 2007 vs. $0.32 for 2006 per
                              diluted share (14.8% increase)
     Non-GAAP EPS:            $0.41 for 2007 vs. $0.32 for 2006 per
                              diluted share (28.9% increase)

      (Non-GAAP-amounts exclude stock-based compensation expense)

EAST SETAUKET, N.Y., July 24, 2007 - Excel Technology, Inc. (NASDAQ:
XLTC) today announced second quarter results for the quarter ended June
29, 2007.

Sales: Excel reported revenues of $40.5 million for the quarter ended June 29, 2007 compared to $39.5 million in sales for the quarter ended June 30, 2006, an increase of 2.5% or $1.0 million. Sales for the six months increased 7.4% to $81.5 million for the six months ended June 29, 2007 as compared to $75.9 million for the same period last year.

Pretax Income increased 10.0% to $6.5 million for the second quarter of 2007 as compared to $5.9 million for the same period last year. Pretax income increased 11.2% for the six months ended June 29, 2007 to $12.9 million as compared to $11.6 million for the same period last year.

Non-GAAP Pretax Income increased 23.7% to $7.4 million for the quarter ended June 29, 2007 (excludes stock-based compensation expense of $851 thousand) from $6.0 million for the quarter ended June 30, 2006 excludes stock-based compensation expense of $27 thousand). For the six-month period, non-GAAP pretax income increased 24.5% to $14.6 million excludes stock-based compensation expense of $1.6 million) as compared to $11.7 million for the same period last year (excludes stock-based compensation expense, of $77 thousand).

Net Income increased 13.1% to $4.5 million for the second quarter of this year as compared to $4.0 million in the same period last year. For the six months ending June 29, 2007 net income increased 16.7% to $9.2 million as compared to $7.9 million for the same period last year.

Non-GAAP Net Income increased 27.1% to $5.1 million for the second quarter of 2007 (excludes stock-based compensation expense, net of taxes, of $593 thousand) from $4.0 million for the same period last year (excludes stock-based compensation expense, net of taxes, of $27 thousand). Non-GAAP net income increased 30.3% to $10.3 million for the six months ending June 29, 2007 (excludes stock-based compensation expense, net of taxes, of $1.2 million) from $7.9 million for the same period last year (excludes stock-based compensation expense, of $77 thousand).

EPS: Net income per share on a diluted basis increased 14.8% recording $0.37 for the quarter ended June 29, 2007 compared to the $0.32 per share on a diluted basis reported for the quarter ended June 30, 2006. EPS for the six months ending June 29, 2007 increased 17.8% to $0.74 per diluted share from $0.63 for the same period last year.

Non-GAAP EPS: Net income per share on a diluted basis increased 28.9% recording $0.41 for the quarter ended June 29, 2007 (excludes stock-based compensation expense, net of taxes, of $0.05) compared to $0.32 per share on a diluted basis for the quarter ended June 30, 2006 (excludes stock-based compensation expense of less than $0.01). For the six months ending June 29, 2007, non-GAAP EPS increased 31.5% to $0.84 (excluding stock-based compensation, net of taxes, of $0.09) compared to $0.64 (excluding stock-based compensation of less than $0.01) for the same period last year.

Antoine Dominic, Chief Executive Officer stated, "Excel has delivered solid results for the first half of 2007 as evidenced by our growth in earnings and revenues. During this time, we have broadened our product offerings and continue to expand our global market presence by focusing on increasing our geographic reach to further extend our sales growth. The combination of these efforts should enable the Company to sustain its organic growth as we enter into the second half of 2007."

Alice Hughes Varisano, Chief Financial Officer, concluded, "The Company's pre-tax profit margins continued to improve as it achieved 18.2% on revenues for the quarter, which equates to a 21.3% increase (on a non-GAAP basis) compared to 15% (both GAAP and non-GAAP) in the same period last year. Net income after tax increased 13.1% to $4.5 million (27.1% to $5.1 million on a non-GAAP basis) compared to $4.0 million (both GAAP and non-GAAP) in the same period last year. Net income after tax includes $593 thousand of non-cash stock-based compensation expense which reduced the EPS by more than 4 cents per diluted share. During the first six months of 2007, the Company utilized $7.7 million of its cash to repurchase 292,590 shares of its common stock. Since the stock buyback plan was announced in October 2006, the Company has bought back a total of 372,090 shares. At the end of June 2007, the Company had a cash and investment balance of $61.7 million with no debt."

This news release contains forward-looking statements, which are based on current expectations. Actual results could differ materially from those discussed or implied in the forward-looking statements as a result of various factors including future economic, competitive, regulatory, and market conditions, future business decisions, market acceptance of the Company's products, and those factors discussed in the Company's Form 10-K for the year ended December 31, 2006. In light of the significant uncertainties inherent in such forward-looking statements, they should not be regarded as a representation that the Company's objectives and plans will be achieved, and they should not be relied upon by investors when making an investment decision. Words such as "believes," "anticipates," "expects," "intends," "may," and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.

Excel and its wholly owned subsidiaries manufacture and market photonics-based solutions, consisting of laser systems and electro-optical components, primarily for industrial and scientific applications.

                           FINANCIAL SUMMARY
          (UNAUDITED AND IN THOUSANDS, EXCEPT PER SHARE DATA)

                                    FOR THE               FOR THE
                                 QUARTER ENDED        SIX MONTHS ENDED
                              ....................  ...................
                               JUNE 29,   JUNE 30,   JUNE 29,   JUNE 30,
                                 2007       2006       2007       2006
                              .........  .........  .........  .........
Net Sales & Services          $  40,532  $  39,530  $  81,473  $  75,855
Cost of Sales and Services    $  22,470  $  21,484  $  45,570  $  40,540
                              .........  .........  .........  .........

Gross Profit                  $  18,062  $  18,046  $  35,903  $  35,315
Operating Expenses:
  Selling & Marketing         $   4,619  $   4,965  $   8,946  $   9,741
  General & Administrative    $   3,093  $   3,043  $   6,476  $   5,888
  Stock-based compensation    $     851  $      27  $   1,642  $      77
  Research and Development    $   3,783  $   3,655  $   7,609  $   7,280
                              .........  .........  .........  .........
Operating Income              $   5,716  $   6,356  $  11,230  $  12,329
Merger Expenses               $       0  $   1,146  $       0  $   1,984
Interest Income               $     843  $     581  $   1,624  $   1,017
Other Income (Expense)        $    (18)  $     155  $      80  $     271
                              .........  .........  .........  .........
Pre-Tax Income                $   6,541  $   5,946  $  12,934  $  11,633
Provision for Income Taxes    $   2,028  $   1,956  $   3,766  $   3,776
                              .........  .........  .........  .........
Net Income                    $   4,513  $   3,990  $   9,168  $   7,857
                              .........  .........  .........  .........
                              .........  .........  .........  .........

Net Income Per
  Common Share - Diluted      $    0.37    $  0.32  $    0.74  $    0.63
Weighted Average Common
  Shares Outstanding - Diluted   12,352     12,531     12,380     12,496

                                    FOR THE               FOR THE
                                 QUARTER ENDED        SIX MONTHS ENDED
                              ....................  ...................
                               JUNE 29,   JUNE 30,   JUNE 29,   JUNE 30,
                                 2007       2006       2007       2006
                              .........  .........  .........  .........

Reconciliation of GAAP net income to
Non-GAAP net income

Net Income                    $   4,513  $  3,990   $   9,168  $   7,857
Stock-based compensation,
  net of taxes                $     593  $     27   $   1,174  $      77
                              .........  .........  .........  .........
Non-GAAP net income           $   5,106  $   4,017  $  10,342  $   7,934
                              .........  .........  .........  .........
                              .........  .........  .........  .........

Reconciliation of GAAP income per common share to Non-GAAP income per common share

GAAP income per common share:
  Basic                          $  0.37    $  0.33    $  0.76  $   0.65
  Diluted                        $  0.37    $  0.32    $  0.74  $   0.63
Stock-based compensation
  Basic                          $  0.05    $  0.00    $  0.10  $   0.01
  Diluted                        $  0.05    $  0.00    $  0.09  $   0.01
Non-GAAP income per common share:
  Basic                          $  0.42    $  0.33    $  0.86  $   0.66
  Diluted                        $  0.41    $  0.32    $  0.84  $   0.64

           CONDENSED BALANCE SHEET & SELECTED FINANCIAL DATA

                                                 JUNE 29,   DECEMBER 31,
                                                   2007        2006
                                                UNAUDITED)  (AUDITED)
                                                ..........  ..........

Cash                                            $    7,727  $    9,903
Investments                                     $   53,950  $   53,220
Accounts Receivable, net                        $   26,398  $   22,716
Inventory                                       $   35,190  $   34,906
Other Current Assets                            $    3,958  $    3,445
                                                ..........  ..........
Total Current Assets                            $  127,223  $  124,190
Property, Plant & Equipment, net                $   25,183  $   25,503
Other Non-Current Assets & Goodwill             $   33,738  $   32,286
                                                ..........  ..........
Total Assets                                    $  186,144  $  181,979
                                                ..........  ..........
                                                ..........  ..........
Accounts Payable                                $    6,567  $    6,386
Accrued Expenses and
   Other Current Liabilities                    $    6,341  $    7,256
                                                ..........  ..........
Total Current Liabilities                       $   12,908  $   13,642
Other Non-Current Liabilities                   $    4,572  $    4,546
Minority Interest of Subsidiary                 $      125  $       66
Stockholders' Equity                            $  168,539  $  163,725
                                                ..........  ..........
Total Liabilities & Stockholders' Equity        $  186,144  $  181,979
                                                ..........  ..........
                                                ..........  ..........
Working Capital                                 $  114,315  $  110,548

The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company's management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company's operating comparisons to the Company's historical operating results and comparisons to competitors' operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency to supplemental information used by management in its financial and operational decision-making. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Reconciliation of Reported GAAP Results to Non-GAAP Measures, presented in this release.